UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2009, the Board of Directors of American Software, Inc. (the “Company”) approved and authorized management to enter into a standard form of Director Indemnification Agreement (“Agreement”) with the Company’s directors. Each of the directors of the Company has executed or will execute the Agreement. The Agreement provides that, among other things, the Company will indemnify a director, to the fullest extent permitted under Georgia law, against certain liabilities that may arise by reason of his status or service with the Company, and that the Company will advance to him the expenses paid or incurred as a result of a proceeding as to which he may be indemnified.

The above description is qualified in its entirety by the form of Director Indemnification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 18, 2009, the Company’s Board of Directors appointed James R. McGuone as Vice President and General Counsel. He also will continue to serve as Secretary of the Company. Mr. McGuone, age 61, holds the same positions with Logility, Inc., an 88%-owned subsidiary of the Company. Before joining the Company, Mr. McGuone, who has been a practicing attorney since 1972, was a partner with the law firm of Holland & Knight, L.L.P. Mr. McGuone holds a B.A. degree from Pennsylvania State University and a J.D. degree from Fordham University School of Law.

Mr. McGuone’s salary will be $160,000 for the current fiscal year. He is also entitled to the standard benefits offered by the Company to its employees.

(e) The disclosure in Item 5.02(c) above regarding Mr. McGuone’s compensation is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Director Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: May 21, 2009	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

3